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                                 EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We have issued our report dated February 10, 1995, accompanying the consolidated financial statements of First M & F corporation and subsidiary contained in the Registration Statement on Form S-4 and Proxy
Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ SHEARER, TAYLOR & CO., P.A.



Jackson, Mississippi
October 30, 1995